Exhibit 99.1

Nuvve Announces Regains Compliance with the Nasdaq Minimum Bid Price Rule and the Minimum Stockholders’ Equity Rule

SAN DIEGO – January 8, 2026 /PRNewswire/ — Nuvve Holding Corp. (Nasdaq: NVVE) (“Nuvve” or the “Company”), an energy technology company that powers the future of flexible energy by turning batteries, electric vehicles (EV), buildings, and distributed assets into dynamic grid resources, today announced that it received a written notice from The Nasdaq Stock Market, LLC (“Nasdaq”) stating that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) (“Minimum Bid Price Rule”) and Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”).

On January 6, 2026, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with the Minimum Bid Price Rule. In order to regain compliance with the Minimum Bid Price Rule, the Company was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive trading days, which was achieved on December 29, 2025.

Nasdaq also notified the Company that it had regained compliance with the Minimum Stockholders’ Equity Rule, which requires listed companies to maintain stockholders' equity of at least $2,500,000. As a result of a private placement of the Company’s securities for gross proceeds of $5.4 million, which was approved by the Company’s stockholders on December 29, 2025 and closed on December 30, 2025, the Company has regained compliance with the Minimum Stockholders’ Equity Rule as of December 31, 2025. The letter also indicated that the Company will be subject to a Mandatory Panel Monitor for a period of one year commencing on January 6, 2026. If, within that one-year monitoring period, the Nasdaq Listing Qualifications Staff finds the Company out of compliance with the Minimum Stockholders’ Equity Rule, the Company will not be permitted additional time to regain compliance. However, the Company will have an opportunity to request a new hearing with the Nasdaq Hearings Panel prior to the Company’s securities being delisted from Nasdaq.
Accordingly, the Company has regained compliance with the Minimum Bid Price Rule and Minimum Stockholders’ Equity Rule.

About Nuvve Holding Corp.

Nuvve (NASDAQ: NVVE) powers the future of flexible energy by turning batteries, electric vehicles (EV), buildings, and distributed assets into dynamic grid resources. At the core is Nuvve’s advanced platform for intelligent energy management and vehicle-to-grid (V2G), orchestrating real-time bidirectional charging, load optimization, and grid services. By harnessing an ecosystem of electrification partners, fleets, stationary storage, and smart EV chargers, Nuvve helps utilities and communities unlock flexibility at scale — enhancing reliability, accelerating electrification, and lowering costs. Nuvve enables a clean energy future where mobility, buildings, and infrastructure work together to support a more resilient, sustainable, and equitable grid. Headquartered in San Diego, California, Nuvve operates globally and online at nuvve.com.

Forward-Looking Statements:

This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “aims,” “anticipates,” “plans,” “looking forward to,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “continue,” “seeks” or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements regarding Nuvve’s ability to maintain compliance with Nasdaq’s listing requirements as well as other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Media Contact:
Paulo Acuña
310.824.9000
pacuna@olmsteadwilliams.com

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